Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Life360, Inc.

San Francisco, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 26, 2022, relating to the consolidated financial statements of Life360, Inc. appearing in the Company’s Registration Statement on Form 10.

/s/ BDO USA, LLP

San Francisco, California

November 22, 2022